Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
August 1, 2024	212-460-4111

CON EDISON REPORTS 2024 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2024 second quarter net income for common stock of $202 million or $0.58 a share compared with $226 million or $0.65 a share in the 2023 second quarter. Adjusted earnings (non-GAAP) were $203 million or $0.59 a share in the 2024 period compared with $210 million or $0.61 a share in the 2023 period. Adjusted earnings and adjusted earnings per share in the 2024 and 2023 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2023 period exclude adjustments to the gain and other impacts related to the sale of all of the stock of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses) in 2023.

For the first six months of 2024, net income for common stock was $922 million or $2.67 a share compared with $1,658 million or $4.74 a share in the first six months of 2023. Adjusted earnings were $945 million or $2.73 a share in the 2024 period compared with $856 million or $2.45 a share in the 2023 period. Adjusted earnings and adjusted earnings per share in the 2024 and 2023 periods exclude the effects of HLBV accounting for tax equity investments and adjustments to the gain and other impacts related to the sale of the Clean Energy Businesses in 2023. Adjusted earnings and adjusted earnings per share in the 2023 period exclude the net mark-to-market effects of the Clean Energy Businesses.

“We are proud that our regulator’s annual report on utility performance once again showed that we provide customers with the most reliable electric service in the state,” said Tim Cawley, the chairman and CEO of Con Edison. “This is a tribute to our robust strategic investments, the dedication of our crews, and valuable engagement with our customers. We are maintaining the stellar service that has been our hallmark for decades while building new substations, transmission lines and other infrastructure to bring clean energy to our customers. As we made clear in our recent report on investing in disadvantaged communities, we are dedicated to energy equity and want everyone to benefit from the clean energy transition. That will enhance our region’s economy and environment and make our company even stronger.”

“We continue to deliver strong financial results, notwithstanding the impact of the denial of our request to capitalize incremental costs for the successful implementation of our new customer billing and information system,” said Kirk Andrews, senior vice president and CFO of Con Edison. “We remain confident in our outlook for the year and are maintaining our 2024 adjusted earnings per share guidance range. We expect electric volumes to grow in the coming years, as New Yorkers transition from fossil fuels to heat their buildings and power their vehicles, providing us with attractive investment opportunities that will enable us to continue our long record of strong, stable returns for our investors. Our expertise in providing energy and our emphasis on supporting a diverse, talented workforce make us confident that we will make the right investments and execute efficiently and effectively.”

For the year of 2024, Con Edison reaffirmed its previous forecast of adjusted earnings per share to be in the range of $5.20 to $5.40 per share. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments (approximately $(0.01) a share after-tax), accretion of the basis difference of Con Edison's equity investment in the Mountain Valley Pipeline (approximately $(0.01) a share after-tax) and adjustments to the gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023, the amount of which will not be determinable until year-end.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and six months ended June 30, 2024 and 2023. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and six months ended June 30, 2024 compared to the 2023 periods.

The company's 2024 Second Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A second quarter 2024 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2024 SECOND QUARTER EARNINGS	page 2

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain and other impacts related to the sale of the Clean Energy Businesses, the effects of HLBV accounting for tax equity investments and mark-to-market accounting. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

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CON EDISON REPORTS 2024 SECOND QUARTER EARNINGS	page 3

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $15 billion in annual revenues and $68 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc., a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York and the Northeast.

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Attachment A

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2024	2023	2024	2023	2024	2023	2024	2023
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.58	$0.65	$202	$226	$2.67	$4.74	$922	$1,658
Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a)	—	(0.03)	—	(12)	0.08	(2.56)	30	(895)
Income taxes (a)(b)	—	(0.02)	—	(6)	(0.02)	0.24	(8)	83
Gain and other impacts related to sale of the Clean Energy Businesses (net of tax)	—	(0.05)	—	(18)	0.06	(2.32)	22	(812)
HLBV effects (pre-tax)	0.01	0.01	1	3	—	—	1	1
Income taxes (c)	—	—	—	(1)	—	—	—	—
HLBV effects (net of tax)	0.01	0.01	1	2	—	—	1	1
Net mark-to-market effects (pre-tax)	—	—	—	—	—	0.04	—	13
Income taxes (d)	—	—	—	—	—	(0.01)	—	(4)
Net mark-to-market effects (net of tax)	—	—	—	—	—	0.03	—	9
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.59	$0.61	$203	$210	$2.73	$2.45	$945	$856
(a)The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the six months ended June 30, 2024 ($0.08 a share and $0.06 a share net of tax or $30 million and $22 million net of tax) to reflect closing adjustments. The gain and other impacts related to the sale of the Clean Energy Businesses for the three months ended June 30, 2023 is comprised of an adjustment to the gain on the sale of all of the stock of the Clean Energy Businesses ($(0.03) a share or $(13) million and transaction costs of $1 million net of tax). The gain and other impacts related to the sale of all of the stock of the Clean Energy Businesses for the six months ended June 30, 2023 is comprised of the gain on the sale of all of the stock of the Clean Energy Businesses ($(2.48) a share and ($2.30) a share net of tax or $(867) million and $(804) million net of tax), transaction costs and other accruals ($0.04 a share and $0.03 a share net of tax or $14 million and $10 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.12) a share and $(0.08) a share net of tax or $(41) million and $(28) million net of tax).
(b)The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 28% and 7% for the six months ended June 30, 2024 and June 30, 2023, respectively. Amounts shown include impact of changes in state unitary tax apportionments ($(0.02) a share net of federal taxes or $(6) million net of federal taxes) for the three months ended June 30, 2023. The amount of income taxes for transaction costs was calculated using a combined federal and state income tax rate of 27% for the three months ended June 30, 2023. Amounts shown include impact of changes in state unitary tax apportionments ($0.03 a share net of federal taxes or $10 million net of federal taxes) for the six months ended June 30, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 32% for the six months ended June 30, 2023, respectively.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended June 30, 2024, and a combined federal and state income tax rate of 25% and 2% for the three and six months ended June 30, 2023, respectively.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the six months ended June 30, 2023.

Attachment B

Variation for the Three Months Ended June 30, 2024 vs. 2023
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$17	$0.05
New steam rate plan effective November 2023	12	0.03
Higher gas rate base	4	0.01
Change in incentives earned under the electric and gas earnings adjustment mechanisms	3	0.01
Impact of the NYSPSC order denying an April 2023 petition by CECONY that requested permission to capitalize costs to implement its new customer billing and information system	(37)	(0.11)
Higher health care costs	(7)	(0.02)
Other	5	0.02
Total CECONY	(3)	(0.01)
O&R (a)
Gas base rate increase	1	—
Higher storm-related costs	(4)	(0.01)
Other	(2)	—
Total O&R	(5)	(0.01)
Con Edison Transmission
Higher investment income and an income tax adjustment due to allowance for funds used during construction (AFUDC) from Mountain Valley Pipeline, LLC	7	0.02
Other	2	0.01
Total Con Edison Transmission	9	0.03
Other, including parent company expenses
HLBV effects	1	—
Gain and other impacts related to the sale of the Clean Energy Businesses	(18)	(0.05)
Lower interest income	(6)	(0.02)
Other	(2)	(0.01)
Total Other, including parent company expenses	(25)	(0.08)
Total Reported (GAAP basis)	$(24)	$(0.07)
Gain and other impacts related to the sale of the Clean Energy Businesses	18	0.05
HLBV effects	(1)	—
Total Adjusted (Non-GAAP basis)	$(7)	$(0.02)
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

Attachment C

Variation for the Six Months Ended June 30, 2024 vs. 2023
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
New steam rate plan effective November 2023	$59	$0.16
Higher electric rate base	32	0.09
Higher gas rate base	29	0.08
Change in incentives earned under the electric and gas earnings adjustment mechanisms	4	0.01
Impact of the NYSPSC order denying an April 2023 petition by CECONY that requested permission to capitalize costs to implement its new customer billing and information system	(37)	(0.11)
Accretive effect of share repurchase	—	0.04
Other	—	0.01
Total CECONY	87	0.28
O&R (a)
Electric base rate increase	7	0.02
Gas base rate increase	2	0.01
Other	(8)	(0.02)
Total O&R	1	0.01
Clean Energy Businesses (b)
Total Clean Energy Businesses	(22)	(0.06)
Con Edison Transmission
Higher investment income and an income tax adjustment due to AFUDC from Mountain Valley Pipeline, LLC	15	0.04
Other	3	0.01
Total Con Edison Transmission	18	0.05
Other, including parent company expenses
HLBV effects	3	0.01
Gain and other impacts related to the sale of the Clean Energy Businesses	(805)	(2.31)
Lower interest income	(14)	(0.04)
Other	(4)	(0.01)
Total Other, including parent company expenses	(820)	(2.35)
Total Reported (GAAP basis)	($736)	$(2.07)
Net mark-to-market effects	(9)	(0.03)
Gain and other impacts related to the sale of the Clean Energy Businesses	834	2.38
Total Adjusted (Non-GAAP basis)	$89	$0.28
a.Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. Effective November 1, 2023, revenues from CECONY’s steam sales are also subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.
b.On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses.